As filed with the Securities and Exchange Commission on January 28, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lexmark International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1308215
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Lexmark Centre Drive

740 West New Circle Road

Lexington, Kentucky 40550

(859) 232-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Patton, Esq.

Vice President, General Counsel and Secretary

Lexmark International, Inc.

One Lexmark Centre Drive

740 West New Circle Road

Lexington, Kentucky 40550

(859) 232-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Katherine D. Brandt, Esq.

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, New York 10017

(212) 908-3915

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)

(1)	Not applicable pursuant to General Instruction II.E. An indeterminate aggregate number of securities is being registered pursuant to this Registration Statement as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fee.

Prospectus

Lexmark International, Inc.

Debt Securities

We may offer and sell from time to time, in one or more offerings, our debt securities. This prospectus describes the general terms of these debt securities and the general manner in which we will offer and sell them.

The specific terms and amounts of any debt securities and the specific manner for their offer and sale will be included in a prospectus supplement, which we will deliver together with this prospectus at the time of the sale. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any related prospectus supplement and the documents incorporated by reference herein and therein, if any, carefully before you invest in our debt securities. This prospectus may not be used to sell debt securities unless it is accompanied by a prospectus supplement.

We may sell the debt securities on a continuous or delayed basis directly, through underwriters, dealers or agents, as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of debt securities. More information about the way we will distribute the debt securities is in the section titled “Plan of distribution.” The names of any underwriters, dealers or agents that will participate in a sale of debt securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Unless we state otherwise in a prospectus supplement, we will not list any of the debt securities on any securities exchange.

Investing in our securities involves risks. For a discussion of the risks you should consider before deciding to purchase these debt securities, please see the section titled “Risk factors,” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2013

i

References in this prospectus to “we,” “us,” the “Company,” the “Corporation” or “Lexmark” or other similar terms mean Lexmark International, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

About this prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you only with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of the debt securities being offered. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those debt securities, including the plan of distribution. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the debt securities, you should refer to the registration statement, including its exhibits. Any prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described in the sections titled “Where you can find more information” and “Incorporation of certain information by reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where you can find more information.”

You should only rely on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we, nor any of our underwriters, dealers or agents, have authorized anyone to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the debt securities referred to in this prospectus and any accompanying prospectus supplement. We are not making an offer to sell and are not soliciting an offer to buy the debt securities in any jurisdiction where such offer or sale is not permitted. You should not assume that the information appearing in this prospectus or any related prospectus supplement, or information we have previously filed with the SEC and incorporated by reference, is accurate as of any date other than the date on the cover page of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

About us

We are a publicly traded Delaware corporation operating in the office imaging, enterprise content management (ECM), business process management (BPM), intelligent data capture and search markets. We provide managed print services and make it easier for businesses of all sizes to improve their business processes by enabling them to capture, manage and access critical unstructured business information in the context of their business processes. We speed the movement and management of information between the paper and digital worlds. Since our inception in 1991, we have become a leading developer, manufacturer and supplier of printing, imaging, device management, document workflow, and, more recently, business process and content management solutions. Our products include laser printers, inkjet printers, multifunction devices, dot matrix printers and the associated supplies/solutions/services, as well as ECM, BPM, intelligent data capture, search and web-based document imaging and workflow software solutions and services. We develop and own most of the technology for our laser and inkjet products, software related to managed print services, and ECM, BPM and intelligent data capture solutions. Our products are principally sold through resellers, retailers and distributors in more than 170 countries in North and South America, Europe, the Middle East, Africa, Asia, the Pacific Rim and the Caribbean.

Our principal executive offices are located at One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky 40550, and our telephone number is (859) 232-2000.

Our website is located at http://www.lexmark.com. We do not incorporate the information on our website in this prospectus and you should not consider it a part of this prospectus.

Risk factors

Investment in our debt securities involves risks. Before acquiring any debt securities offered pursuant to this prospectus, you should be aware of various risk factors, including, but not limited to, those discussed in the section titled “Item 1A. Risk Factors” beginning on page 19 of our Annual Report on Form 10-K for the year ended December 31, 2011, as they may be updated and modified periodically in our reports filed with the SEC. See “Incorporation of certain information by reference” for more information on these reports. The occurrence of any of these risks might cause you to lose all or part of your investment in our debt securities. You should carefully consider these risk factors together with all other information in this prospectus and the applicable prospectus supplement before deciding to invest in our debt securities.

Forward-looking statements

We have included or incorporated by reference in this prospectus, or may include or incorporate by reference in an accompanying prospectus supplement, statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, are forward-looking statements.

We base the forward-looking statements we make upon information that is currently available or management’s current expectations and beliefs concerning future developments and their potential effects upon us. These statements speak only as of the date of each such statement, and are subject to certain risks and uncertainties. We assume no obligation to update or revise any forward-looking statements contained or incorporated by reference herein to reflect any change in events, conditions or circumstances, or expectations with regard thereto, on which we base any such forward-looking statement, in whole or in part.

There can be no assurance that future developments affecting us will be those anticipated by management. Information regarding some of the important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in the section titled “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012 and incorporated in this prospectus by reference.

We disclaim any obligation, other than as may be imposed by law, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. By means of this cautionary note, we intend to avail ourselves of the safe harbor from liability with respect to forward-looking statements that is provided by Section 27A and Section 21E referred to above.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	For the year ended December 31,
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	16.1	8.0	4.6	8.9	8.7

In the computation of our ratio of earnings to fixed charges, earnings consist of earnings before income taxes, plus fixed charges, less capitalized interest, plus amortization of capitalized interest. Fixed charges consist of interest expense excluding the benefit of capitalized interest and including a reasonable approximation of the interest component included in rental expense.

Use of proceeds

Unless we indicate otherwise in a prospectus supplement that accompanies this prospectus, the net proceeds from the sale of the debt securities will be added to our general corporate funds and may be used, including, without limitation, to repay debt, finance capital expenditures and operating expenses, fund share repurchases, fund dividends, finance acquisitions and invest in any subsidiaries. Before we use the proceeds for these purposes, we may invest them in short-term investments.

Description of debt securities

This section describes some of the general terms of the debt securities that we may offer to sell from time to time. A prospectus supplement will describe the particular terms of any debt securities we are offering. A prospectus supplement also will indicate the extent, if any, to which these general terms may not apply to the debt securities being offered. If you would like more information on these terms, you may review the form of indenture that is filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part that we have filed with the SEC. See the section titled “Where you can find more information.”

We may issue the debt securities under one or more indentures between us and Citibank, N.A., as Trustee, each dated as of a date on or before the issuance of the debt securities to which it relates. The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of any indenture and the debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms. You should refer to the specific provisions of the applicable indenture for a complete statement of the provisions of such indenture and the related debt securities.

Unless we specify otherwise in the applicable prospectus supplement, such indenture will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments or supplements to such indenture as we may adopt from time to time.

For purposes of this section titled “Description of debt securities,” “we,” “us” and “our” refer to Lexmark International, Inc. and not to any of our subsidiaries. When we refer to “Section,” we mean Sections in the indenture.

General

The debt securities will be general unsecured obligations of Lexmark International, Inc. The debt securities will have the same rank as all of our other unsecured, unsubordinated debt.

The indenture does not limit the amount of other debt that we may issue. We may issue other debt securities at various times in different series, each of which may have different terms.

A prospectus supplement relating to the particular debt securities we are offering will include the following information concerning those debt securities:

•	The offering price of the debt securities.

•	The title of the debt securities.

•	The total principal amount of the debt securities, and whether we may treat a subsequent offering of debt securities as a part of the same series as the original series.

•

The date on which the principal will be paid, any rights we may have to extend the maturity of the debt securities and any rights the holders may have to require payment of the debt securities at any time.

•

The interest rate on the debt securities (including any original issue discount). We may specify a fixed rate or a variable rate, or a rate to be determined under procedures we will describe in the prospectus supplement, and the interest rate may be subject to adjustment.

•	The dates on which we will pay interest on the debt securities and the regular record dates for determining the holders who are entitled to receive the interest payments.

•	Where payments on the debt securities will be made, if it is other than the office mentioned under the section titled “Payments on Debt Securities; Transfers” below.

•

If applicable, the prices at which we may redeem all or a part of the debt securities and the time periods during which we may make the redemptions. The redemptions may be made under a sinking fund or otherwise.

•

Any obligation we may have to redeem, purchase or repay any of the debt securities under a sinking fund or otherwise or at the option of the holder, and the prices, time periods and other terms which would apply.

•	Any additional Events of Default or covenants that will apply to the debt securities.

•	The amounts we would be required to pay if the maturity of the debt securities is accelerated, if it is less than the principal amount.

•	If we will make payments on the debt securities in any currency other than U.S. dollars, the currencies in which we will make the payments.

•	If applicable, the terms under which we or a holder may elect that payments on the debt securities be made in a currency other than U.S. dollars.

•	If amounts payable on the debt securities may be determined by a currency or other index, information on how the payments will be determined.

•	Any other special terms that may apply to the debt securities.

Form and Denomination

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global debt securities representing the entire issuance of debt securities. Certificated debt securities in definitive form and global debt securities will be issued in registered form. Definitive debt securities name you or your nominee as the owner of the debt security, and in order to transfer or exchange these debt securities or to receive payments other than interest payments, you or your nominee must physically deliver the debt securities to the Trustee, registrar, paying agent or other agent, as applicable. Global debt securities name a depository or its nominee as the owner of the debt securities represented by such global debt securities. The depository maintains a computerized system that will reflect each investor’s beneficial ownership of the debt securities as being held in an account maintained by a broker/dealer, bank, trust company or other institution that participates in the depository’s system and holds such interest on behalf of the investor or another Person who holds such interest on behalf of the investor, as we explain more fully below.

The debt securities will be issued only in fully registered form, without coupons, in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof. Debt securities will be issued at the closing of the offering of the debt securities only against payment in immediately available funds.

Global Debt Securities

We may issue the debt securities in the form of one or more fully registered global debt securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement, and registered in the name of that depository or nominee. In those cases, one or more registered global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the debt securities to be represented by registered global debt securities. Unless and until it is exchanged in whole for debt securities in definitive registered form, a registered global debt security may not be transferred except as a whole by and among the depository, its nominees or any successor to the depository or its nominee.

Ownership of beneficial interests in a registered global debt security will be limited to Persons, called participants, that have accounts with the depository or Persons that may hold interests through participants. Upon the issuance of a registered global debt security, the depository will credit, on its book entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by each such participant. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global debt security will be shown only on, and the transfer of ownership interests will be effected only through, records maintained by the applicable depository, with respect to interests of participants, and on the records of participants, with respect to interests of Persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of these debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global debt securities.

So long as the applicable depository, or its nominee, is the registered owner of a registered global debt security, such depository or its nominee, as the case may be, will be considered the sole owner of the debt securities represented by the registered global debt security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global debt security will not be entitled to have the debt securities represented by the registered global debt security registered in their own names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners of the debt securities under the indenture. Accordingly, each Person owning a beneficial interest in a registered global debt security must rely on the procedures of the applicable depository for that registered global debt security and, if that Person is not a participant, on the procedures of the participant through which the Person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global debt security desires to give any notice or consent or take any action that a holder is entitled to give or take under the indenture, the applicable depository for the registered global debt securities would authorize the participants holding the relevant beneficial interest to give that notice or consent or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global debt security registered in the name of a depository or its nominee will be made to the applicable depository or its nominee, as the case may be, as the registered owner of the registered global debt security. None of us, the Trustee or any other agent of ours or the Trustee will have any responsibility or liability for any payment made on a registered global debt security after that payment is made to the applicable depository or its nominee, including any payment made by the applicable depository or any participant on account of beneficial ownership interests in the registered global debt security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the applicable depository for any of the debt securities represented by a registered global debt security, upon receipt of any payment with respect to the registered global debt security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global debt security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in a registered global debt security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the applicable depository for any of the debt securities represented by a registered global debt security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, or an Event of Default has occurred and is continuing with respect to that debt security, we may issue debt securities in definitive form in exchange for the registered global debt security that had been held by such depository. In addition, we may at any time and in our sole discretion decide not to have any debt securities represented by one or more registered global debt securities. If we make that decision, we will issue debt securities in definitive form in exchange for all of the registered global debt securities representing those debt securities. Any debt securities issued in definitive form in exchange for a registered global debt security will be registered in the name or names that the applicable depository gives to the Trustee or other agent. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global debt security that had been held by the applicable depository.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through the applicable depository, which initially will be The Depository Trust Company (“DTC”) unless the prospectus supplement provides otherwise, must comply with the rules and procedures of that system. The applicable depository could change its rules and procedures at any time. We have no control over DTC or its participants and we take no responsibility for their activities.

Payments on Debt Securities; Transfers

We will make any interest payments that are due on an interest payment date on the debt securities to the Persons in whose names the debt securities are registered at the close of business on the record date for those interest payments. We will make principal payments to the registered holders against surrender of the debt securities, and we will make any other interest payments due at maturity to the Persons entitled to receive principal payments. As explained above under “—Global Debt Securities,” DTC or its nominee will be the initial registered holder unless the prospectus supplement provides otherwise.

Unless we indicate otherwise in the prospectus supplement, we will make payments on the debt securities at the Trustee’s office. Transfers of debt securities can be made at the same office.

Restrictive Covenants

Limitation on Liens

Under the indenture, we may not incur, or permit any Subsidiary to incur, any Lien on property or assets owned on or acquired after the date of the indenture to secure Debt without making, or causing the Subsidiary to make, effective provision for securing the debt securities (and, if we want, any other Debt that is not subordinated) (a) equally and ratably with such Debt as to such property or assets for as long as such Debt will be so secured or (b) in the event such Debt is subordinated in right of payment to the debt securities, prior to such Debt as to such property for as long as such Debt will be so secured.

The foregoing restrictions will not apply to:

(1) Liens securing only the debt securities;

(2) any Lien existing on the date of the indenture;

(3) Liens in favor of only one or more of us or our Subsidiaries securing our Debt to a Subsidiary or of a Subsidiary to us or to another Subsidiary;

(4) any Lien on property of a Person existing immediately prior to the time such Person is acquired, or merged with or into or consolidated with us or any of our Subsidiaries (provided that such Lien is not incurred in anticipation of such transaction and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such transaction);

(5) any Lien on property existing immediately prior to the time of acquisition thereof (provided that such Lien is not incurred in anticipation of such acquisition and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such acquisition);

(6) Liens to secure Debt incurred for the purpose of financing all or any part of the purchase price of, or the cost of construction on or improvement of, the property subject to such Liens, provided, however, that (1) the principal amount of any Debt secured by such a Lien does not exceed 100% of such price or cost, (2) such Lien does not extend to or cover any property other than such item of property and any improvements on such item, and (3) such Lien must be created no later than 12 months after such purchase or the completion of such construction or installation of such improvements;

(7) any Lien that may be deemed to arise from a Permitted Receivables Financing;

(8) any Lien incurred in connection with the issuance of tax-exempt governmental obligations, including, without limitation, industrial revenue bonds and similar financings;

(9) any mechanics’, warehousemen’s, materialmen’s, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations that are not yet due or that are being contested in good faith;

(10) any Lien for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith;

(11) any Lien arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution on the Lien is stayed;

(12) any landlord’s Lien on fixtures located on premises leased by us or a Subsidiary in the ordinary course of business, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

(13) any Lien arising by reason of deposits necessary to qualify us or a Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligation on surety or appeal bonds;

(14) any Lien incurred in the normal course of business in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege liens and liens in connection with good faith bids, tenders and deposits;

(15) any Lien in favor of any bank on property or assets held in the ordinary course of business in accounts maintained with such bank in connection with treasury, depositary and cash management services or automated clearing house transfers of funds;

(16) any Lien on all goods held for sale on consignment;

(17) any Lien created by a lease, which under GAAP as in effect as of the date of the indenture would be characterized as an operating lease, whether entered into before or after the date of the indenture;

(18) Liens to secure Debt incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses, provided, in the case of a Lien permitted under clauses (4), (5) or (6), as long as such Lien does not extend to any other property and the Debt so secured is not increased except for increases in the amount of interest, premiums or fees and associated costs payable in connection with such extensions, renewals, refinancings or refundings.

In addition to the foregoing, we and our Subsidiaries may, without equally and ratably securing the debt securities, incur a Lien to secure Debt or enter into a Sale and Leaseback Transaction if, after giving effect thereto, the sum of: (a) the amount of all Debt secured by all Liens incurred on or after the date of the indenture and otherwise prohibited by the indenture and (b) the Attributable Value of Sale and Leaseback Transactions entered into on or after the date of the indenture and otherwise prohibited by the indenture does not exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions

We will not enter into, and will not permit any Subsidiary to enter into, any Sale and Leaseback Transaction (except for a period not exceeding 36 months) unless:

(1) we or the Subsidiary would be entitled to enter into such Sale and Leaseback Transaction pursuant to the provisions described in the last paragraph under “—Limitation on Liens” without equally and ratably securing the debt securities;

(2) we or a Subsidiary of ours apply, within 270 days after the related Sale Transaction, an amount equal to the Net Available Proceeds of such Sale Transaction to the redemption of debt securities or other debt that ranks equally with the debt securities in right of payment; or

(3) the transaction is solely between us and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries but only for as long as such Subsidiaries are Wholly Owned Subsidiaries.

Consolidation, Merger and Sale of Assets

We will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with us, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) our assets substantially as an entirety (determined on a consolidated basis with respect to us and our Subsidiaries taken as a whole) to any Person, unless (a) either (1) we are the continuing Person or (2) the continuing Person is a corporation, partnership, trust, limited liability company or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture, (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default with respect to the debt securities, shall have occurred and be continuing, (c) if, as a result of the transaction, our property or the property of any of our Subsidiaries would become subject to a Lien, the incurrence of which would not be permitted under the limitation on Liens described above under “—Restrictive Covenants—Limitation on Liens,” we or the continuing Person, as the case may be, take such steps as are necessary to cause the debt securities to be secured equally and ratably with (or prior to) the Debt secured by such Lien as provided in such limitation, and (d) certain other conditions set forth in the indenture are met.

Events of Default

Each of the following will constitute an Event of Default under the indenture with respect to the debt securities:

(1) our failure to pay principal of or any premium on any debt security when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(2) our failure to pay any interest on any debt security when it becomes due and payable and the continuance of any such failure for 30 days;

(3) failure to perform any other covenant of ours in the indenture and the continuance of any such failure for 90 days after written notice has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities, as provided in the indenture; and

(4) certain events in bankruptcy, insolvency or reorganization of us.

If an Event of Default (other than an Event of Default described in clause (4) above) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of (together with accrued interest on) all the debt securities to be due and payable immediately. If an Event of Default described in clause (4) above shall occur, the principal amount of (together with accrued interest on) all the debt securities will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities,

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities have made written request of, and such holder or holders have offered reasonable indemnity to, the Trustee to institute such proceeding as trustee, and

(3) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities a direction inconsistent with such request, within 90 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security (after giving effect to any applicable grace period specified in the indenture).

Pursuant to the Trust Indenture Act of 1939, as amended (the “TIA”), we will furnish to the Trustee, at least annually, a certificate from our principal financial officer or principal accounting officer as to our compliance with the terms of the indenture and, upon our becoming aware of any Event of Default, a statement specifying such Event of Default and what action we are taking or propose to take with respect thereto.

Certain Definitions

The indenture will include, among others, the following definitions:

“Attributable Value” means, as to any lease under which any Person is at the time liable, other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate that would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Attributable Value” means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person that is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation will be deemed to be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Consolidated Net Tangible Assets” means all assets, less (a) all current liabilities (excluding any indebtedness for borrowed money having a maturity of less than 12 months from the date of the most recent consolidated balance sheet which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower), (b) the net book value of all licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements, organizational expenses and other like intangibles, (c) all unamortized Debt discount and expense, and (d) all proper reserves, including all reserves for depreciation, obsolescence, depletion and amortization of properties, after eliminating inter-company items and including appropriate deductions for any minority interest, as determined on a consolidated basis in accordance with generally accepted accounting principles.

“Debt” means (without duplication), with respect to any Person, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (e) every Capital Lease Obligation of such Person, and (f) all Guaranties by such Person of every obligation of the type referred to in clauses (a) through (e) of another Person.

“Guaranty” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and includes any obligation of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that a Guaranty by any Person will not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, encumbrance, easement or other security agreement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Net Available Proceeds” from any Sale Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any consideration received in the form of assumption of Debt or other obligations of others or received in any other non-cash form) therefrom by such Person, net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale Transaction, (b) all payments made by such Person or its Subsidiaries on any Debt that is secured by a Lien on the property or assets so disposed of in accordance with the terms of such Lien or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale Transaction, or by applicable law, be repaid out of the proceeds from such Sale Transaction, and (c) all distributions and other payments made to third parties (other than Subsidiaries of the Person making the distribution or other payment) in respect of minority or joint venture interests as a result of such Sale Transaction.

“Permitted Receivables Financing” means (i) any customary “factoring” program which involves the transfer or sale without recourse (other than customary limited recourse, if any) of accounts receivables and related assets and rights and (ii) any other customary program for financing based solely on the grant of security interests on our or our Subsidiaries’ accounts receivables (and the proceeds thereof and related agreements and security customary for accounts receivable financings) and which involves the transfer or sale without recourse (other than customary limited recourse) of such accounts receivables to a Permitted Receivables Vehicle and transfers or sales of interests in such accounts receivables to the parties providing such financing, so long as, solely in the case of a program described under the preceding clause (ii), all cash advances to Permitted Receivables Vehicles pursuant to all such programs from the Persons providing such financings do not exceed $400 million at any one time.

“Permitted Receivables Vehicle” means Lexmark Receivables Corporation, a Delaware corporation, or any other Person established as a “bankruptcy remote” Subsidiary (whether direct or indirect) of ours for the purpose of acquiring and selling or transferring or granting security interests in accounts receivable under any Permitted Receivables Financing.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold, conveyed, transferred or otherwise disposed of by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets. The stated maturity of such arrangement will be deemed to be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Sale Transaction” means any sale, conveyance, transfer or other disposition of the kind referred to in the first sentence of the definition of “Sale and Leaseback Transaction.”

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or other entity as to which more than 50% of the voting power of its outstanding capital stock or other ownership interests is owned, directly or indirectly, by such Person, by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. Unless otherwise indicated, any reference to a Subsidiary means our Subsidiary.

“Wholly Owned Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or other entity as to which 100% of the voting power of its outstanding capital stock or other ownership interests is owned, directly or indirectly, by such Person, by one or more other Wholly Owned Subsidiaries of such Person or by such Person and one or more other Wholly Owned Subsidiaries of such Person. Unless otherwise indicated, any reference to a Wholly Owned Subsidiary means our Wholly Owned Subsidiary.

Defeasance and Covenant Defeasance

We may elect, at our option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness, or relating to defeasance of certain restrictive covenants, applied to the debt securities.

Defeasance and Discharge

The indenture will provide that, upon our exercise of our option to have the provisions relating to defeasance and discharge applied to the outstanding debt securities, we will be discharged from all our obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost, destroyed or mutilated debt securities, to maintain paying agents and to hold monies for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such debt securities on their stated maturity in accordance with the terms of the indenture and the debt securities. Such defeasance and discharge may occur only if, among other things, we have delivered to the Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

The indenture will provide that, upon our exercise of our option to have provisions relating to defeasance of certain covenants applied to the outstanding debt securities, we may omit to comply with some restrictive covenants, including those described above under “—Restrictive Covenants,” and such omission will be deemed not to be an Event of Default with respect to the debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such debt securities on their stated maturity in accordance with the terms of the indenture and the debt securities. We will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance, and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to the outstanding debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at their stated maturity but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Modification and Waiver

We may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

(1) change the stated maturity of the principal of, or any installment of interest on, any debt security;

(2) reduce the principal amount of, or interest or premium, if any, on, any debt security;

(3) adversely affect any right of repayment at the holder’s option;

(4) change the place or currency of payment of principal of, or interest or premium, if any, on, any debt security;

(5) modify the debt securities to subordinate the debt securities to other indebtedness;

(6) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(7) reduce the percentage of aggregate principal amount of outstanding debt securities necessary to modify or amend the indenture; or

(8) reduce the percentage of aggregate principal amount of outstanding debt securities necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain past defaults.

The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may waive any past default under the indenture, except a default in the payment of principal or interest that has not been cured. We may amend or supplement the indenture without notice to or the consent of any holder, in order, among other things:

(1) to cure any ambiguity, defect or inconsistency in the indenture, provided that such amendments or supplements shall not adversely affect the interests of the holders;

(2) to comply with any requirements of the SEC in connection with the qualification of the indenture under the TIA;

(3) to evidence and provide for the acceptance of appointments under the indenture with respect to the debt securities by a successor Trustee;

(4) to make any change that does not adversely affect the interests of the holders; and

(5) to secure the debt securities.

Plan of distribution

We may sell the debt securities offered pursuant to the applicable prospectus supplement to or through one or more underwriters or dealers, directly to other purchasers or through agents, or through a combination of any such methods of sale. These firms may also act as our agents in the sale of the debt securities.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of our and/or their business.

We may distribute the debt securities at different times in one or more transactions. We may sell the debt securities at fixed prices, which are subject to change, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If a material arrangement with any underwriter, broker, dealer or other agent is entered into for the offer or sale of the debt securities, or if other material changes are made in the plan of distribution of the debt securities, a prospectus supplement will be filed, if necessary, under the Securities Act, disclosing the material terms and conditions of such arrangement. The underwriter or underwriters with respect to an underwritten offering of the debt securities and other material terms and conditions of the underwriting will be set forth in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the debt securities, underwriters may receive compensation from us or from purchasers of the debt securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters under the Securities Act. Discounts or commissions they receive and any profit on their resale of the debt securities may be considered underwriting discounts and commissions under the Securities Act.

Each time we offer securities, a prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the debt securities against certain liabilities, including liabilities under the Securities Act.

We may authorize dealers or other Persons who act as our agents to solicit offers by certain institutions to purchase the debt securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any debt securities, we will indicate that in the prospectus supplement. In connection with any offering of the debt securities, the underwriter may purchase and sell the debt securities in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the debt securities in excess of the principal amount of the debt securities to be purchased by the underwriter in the offering, which creates a short position for the underwriter. Covering transactions involve purchases of the debt securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids on or purchases of the debt securities made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress. Any of these activities may cause the price of the debt securities to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

We do not, and the underwriters will not, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the market price of the debt securities. In addition, we do not make, and the underwriters will not make, any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The debt securities are all new issues of securities with no established trading market. We do not intend to apply for listing of the debt securities on any national securities exchange. We cannot give any assurance as to the liquidity of any trading market for the debt securities.

Where you can find more information

This prospectus is part of a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus does not contain all of the information in the registration statement. We refer you to the registration statement and its exhibits for further information about us and the debt securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC, as required by the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http:// sec.gov and from our website at http://investor.lexmark.com. Our Corporate Governance Principles, our Code of Business Conduct and our committee charters are also available on our website at http://investor.lexmark.com. However, the information on our website does not constitute a part of this prospectus.

Our common stock is listed on The New York Stock Exchange under the symbol “LXK” and we are required to file reports, proxy statements and other information with The New York Stock Exchange. You may read any document we file with The New York Stock Exchange at the offices of The New York Stock Exchange at 20  Broad Street, New York, New York 10005.

Incorporation of certain information by reference

The SEC allows us to incorporate by reference the information we file with the SEC in this prospectus. This allows us to disclose important information to you by referring you to those documents rather than repeating them in full in this prospectus. The information incorporated by reference is considered to be a part of this prospectus and any information that we later file with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on May 9, 2012;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the SEC on August 8, 2012;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, filed with the SEC on November 7, 2012; and

•

Our Current Reports on Form 8-K, filed with the SEC on January 23, 2012, February 3, 2012, February 28, 2012, March 5, 2012, March 19, 2012, April 26, 2012, May 2, 2012, July 30, 2012, August 28, 2012, September 4, 2012, October 2, 2012 and January 2, 2013, and Item 2.05 of the January 31, 2012 Current Report on Form 8-K.

You may request a copy of these filings, excluding exhibits, at no cost, by writing or telephoning us at the following address or phone number:

Lexmark International, Inc.

Attention: Investor Relations

One Lexmark Centre Drive

740 West New Circle Road

Lexington, Kentucky 40550

Telephone Number: (859) 232-2000

Information in this prospectus may add to, update or change information in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in this prospectus. Information in a document filed after the date of this prospectus may add to, update or change information in this prospectus or in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in the later filed document.

Validity of debt securities

Unless otherwise specified in a prospectus supplement, the validity of the debt securities will be passed upon for us by Thompson Hine LLP. In connection with particular offerings of debt securities in the future, the validity of those debt securities also may be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

An estimate (other than the SEC registration fee) of the fees and expenses of issuance and distribution (other than underwriting discounts and commissions) of the securities offered hereby (all of which will be paid by us) is as follows:

Registration fee	$0*
Legal fees and expenses	$125,000**
Accounting fees and expenses	$75,000**
Rating agency fees	$422,240**
Printing and engraving	$15,000**
Trustee’s fees and expenses	$12,000**
Total	$649,240**

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.
**	Because this registration statement covers an unspecified amount of securities, the expenses in connection with the issuance and distribution of securities are therefore not currently determinable. The amounts shown are estimates of fees and expenses for the amount of securities that we are currently authorized to issue, but do not limit the amount of securities that may be offered.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 145 of the Delaware General Corporation Law (“Delaware Law”), a Delaware corporation may indemnify any person who is or was, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interests, and, for criminal actions or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.

Delaware Law also permits indemnification by a Delaware corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification is permitted in respect to any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses, which such court deems proper.

Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred.

Delaware Law provides that the indemnification described above is not deemed exclusive of any other indemnification that a corporation may grant pursuant to its by-laws, disinterested directors’ vote, stockholders’

vote, agreement or otherwise. Delaware Law also permits corporations to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Pursuant to Article FIFTH of our Restated Certificate of Incorporation and Article VI of our By-laws, we are required to indemnify our directors and officers to the fullest extent permitted by Delaware Law. Further, pursuant to specific authority granted by Section 102 of Delaware Law, Article FIFTH of our Restated Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

(a) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided, that nothing contained in this Restated Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, we have entered into an indemnification agreement with each of our directors and certain of our officers indemnifying each of them against certain liabilities that may arise as a result of their status or service as directors or officers and providing for the advancement of expenses. The provisions in these indemnification agreements are intended to be in furtherance and not in limitation of the general right to indemnification, provided in our Restated Certificate of Incorporation and our By-laws. Pursuant to Section 145 of Delaware Law and our By-laws, we also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against any liability asserted against them in such capacity or arising out of their status as such.

ITEM 16.	EXHIBITS

The Registration Statement includes the following exhibits:

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement.*

4.1	Form of Indenture for Debt Securities.*

4.2	Form of Debt Securities (included in Exhibit 4.1).*

5.1	Opinion of Thompson Hine LLP regarding the validity of the debt securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Thompson Hine LLP (included in the Opinion of Thompson Hine LLP filed as Exhibit 5.1).

24.1	Power of Attorney.

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., as Trustee under the Indenture.*

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness and the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on this 28th day of January, 2013.

LEXMARK INTERNATIONAL, INC.

By:	/s/ Paul A. Rooke
Name: Paul A. Rooke
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Paul A. Rooke Paul A. Rooke	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	January 28, 2013

/s/ John W. Gamble, Jr. John W. Gamble, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 28, 2013

* Dr. Jared L. Cohon	Director	January 28, 2013

* J. Edward Coleman	Director	January 28, 2013

* W. Roy Dunbar	Director	January 28, 2013

* William R. Fields	Director	January 28, 2013

* Ralph E. Gomory	Director	January 28, 2013

* Stephen R. Hardis	Director	January 28, 2013

* Sandra L. Helton	Director	January 28, 2013

* Robert Holland, Jr.	Director	January 28, 2013

* Michael J. Maples	Director	January 28, 2013

* Jean-Paul L. Montupet	Director	January 28, 2013

* Kathi P. Seifert	Director	January 28, 2013

*	By signing his name hereto, Robert J. Patton, signs this document on behalf of each of the persons indicated above pursuant to a power of attorney duly executed by such person.

By:	/s/ Robert J. Patton
Robert J. Patton,
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement.*

4.1	Form of Indenture for Debt Securities.*

4.2	Form of Debt Securities (included in Exhibit 4.1).*

5.1	Opinion of Thompson Hine LLP regarding the validity of the debt securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Thompson Hine LLP (included in the Opinion of Thompson Hine LLP filed as Exhibit 5.1).

24.1	Power of Attorney.

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., as Trustee under the Indenture.*

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.